EX-99.B(j)tgtconsnt

Independent Auditors' Consent

The Board of Directors
Advantus Series Fund, Inc.

We consent to the use of our report dated February 7, 2003, covering the International Stock Portfolio, Micro-Cap Growth Portfolio, and Small Company Value Portfolio of Advantus Series Fund, Inc. incorporated by reference herein and the references to our Firm under the headings "Financial Highlights" and "Financial Statements" in this Registration Statement of the W&R Target Funds, Inc.

/s/KPGM LLP
Minneapolis, Minnesota
September 19, 2003